Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement on Form S-14 (File No. 2-96149) and in the Registration Statements on Form S-3 (File No. 333-199694) and Form S-8 (File Nos. 333-28631, 33-10218, 33-13210, 33-14561, 33-48781, 33-59109, 333-43478, 333-43484, 333-128494, 333-139523, 333-148070, 333-156188, 333-167516, 333-170185 and 333-204477), of our report dated January 28, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K of Altria Group, Inc. dated January 27, 2016.

/s/ PricewaterhouseCoopers LLP
Richmond, Virginia
January 28, 2016